Exhibit 3.73

CERTIFICATE OF INCORPORATION

OF

KNOLOGY OF FLORIDA, INC.

Article 1.                                            NAME

The name of this corporation is KNOLOGY of Florida, Inc. (the “Corporation”).

Article 2.                                            REGISTERED OFFICE AND AGENT

The registered office of the Corporation shall be located at 1013 Centre Road, Wilmington, Delaware 19805 in the County of New Castle.  The registered agent of the Corporation at such address shall be Corporation Service Company.

Article 3.                                            PURPOSE AND POWERS

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”).  The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

Article 4.                                            CAPITAL STOCK

4.1.                            Authorized Shares

The total number of shares of all classes of stock that the Corporation shall have the authority to issue is one thousand (1,000) shares.  All such shares shall be Common Stock, all of one class, having a par value of $.01 per share (“Common Stock”).

4.2.                            Common Stock

4.2.1.                  Relative Rights

The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of any preferred stock as set forth in the certificate of designations filed to establish the respective series of such preferred stock.  Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.

4.2.2.                  Dividends

Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

4.2.3.                  Dissolution, Liquidation, Winding Up

In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

4.2.4.                  Voting Rights

Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders.

4.3.                            Preferred Stock

The Board of Directors is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Certificate of Incorporation, to provide, by resolution or resolutions from time to time and by filing a certificate of designations pursuant to the Delaware General Corporation Law, for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, to fix the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and to fix the qualifications, limitations or restrictions thereof.

Article 5.                                            INCORPORATOR

The name and mailing address of the incorporator (the “Incorporator”) is Dolores Cleaver, Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.  The powers of the Incorporator shall terminate upon the filing of this Certificate of Incorporation.

Article 6.                                            BOARD OF DIRECTORS

6.1.                            Initial Directors; Number; Election

The following persons, having the following mailing addresses, shall serve as the directors of the Corporation until the first annual meeting of the stockholders of the Corporation or until their successors are elected and qualified:

NAME	MAILING ADDRESS

William E. Morrow	1241 O.G. Skinner Drive
West Point, Georgia 31833

William H. Scott, III	1241 O.G. Skinner Drive
West Point, Georgia 31833

Campbell B. Lanier, III	1241 O.G. Skinner Drive
West Point, Georgia 31833

The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation.  Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot.  Except as otherwise provided in this Certificate of Incorporation, each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board of Directors.

6.2.                            Management of Business and Affairs of the Corporation

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

6.3.                            Limitation of Liability

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit.  Any repeal or modification of this Article 6.3 shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

Article 7.                                            COMPROMISE OR ARRANGEMENTS

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

Article 8.                                            AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation.

Article 9.                                            RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 9.

IN WITNESS WHEREOF, the undersigned, being the Incorporator hereinabove named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, hereby certifies that the facts hereinabove stated are truly set forth, and accordingly executes this Certificate of Incorporation this 8th day of April, 1998.

Incorporator

By:	/s/ Dolores Cleaver

CERTIFICATE OF MERGER
OF
KNOLOGY OF PANAMA CITY, INC.
(a Florida corporation)
WITH AND INTO
KNOLOGY OF FLORIDA, INC.
(a Delaware corporation)

Pursuant to Section 252 of the
Delaware General Corporation Law

Knology of Florida, Inc., a Delaware corporation, hereby certifies that:

1.                                      The name and state of incorporation of each constituent company to the merger are:

Name	State of Incorporation
Knology of Florida, Inc.	Delaware
Knology of Panama City, Inc.	Florida

2.                                      A Plan of Merger by and between Knology of Florida, Inc. and Knology of Panama City, Inc. (the “Plan of Merger”) has been approved, adopted, certified, executed and acknowledged by Knology of Florida, Inc. and Knology of Panama City. Inc. in accordance with the provisions of Section 252(c) of the General Corporation Law of the State of Delaware.

3.                                      The name of the surviving corporation is Knology of Florida, Inc., a Delaware corporation.

4.                                      The Certificate of Incorporation of Knology of Florida, Inc. shall be the Certificate of Incorporation of the surviving corporation.

5.                                      The authorized capital stock of Knology of Panama City, Inc. consists of 1,000 shares of $0.01 par value voting common stock.

6.                                      The executed Plan of Merger is on file at the principal office of Knology of Florida, Inc. at 1241 O.G. Skinner Drive, West Point, Georgia, 31833.

7.                                      A copy of the Plan of Merger will be furnished by the surviving corporation, Knology of Florida, Inc. on request and without cost, to any stockholder of Knology of Florida, Inc. or Knology of Panama City, Inc.

IN WITNESS WHEREOF, Knology of Florida, Inc. has caused this Certificate to be executed by its authorized representative on this 30th day of December, 2004.

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KNOLOGY OF FLORIDA, INC.

By:	/s/ Chad S. Wachter
Name:	Chad S. Wachter
Title:	Vice President and Corporate Secretary

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CERTIFICATE OF CONVERSION
FROM A CORPORATION TO A
LIMITED LIABILITY COMPANY
PURSUANT TO SECTION 18-214 OF
THE LIMITED LIABILITY COMPANY ACT

The undersigned, an authorized person, hereby certifies that:

I.

The jurisdiction where the Corporation was first formed is the State of Delaware.

II.

The jurisdiction immediately prior to filing this Certificate is the State of Delaware.

III.

The date the Corporation was first formed is April 8, 1998.

IV.

The name of the Corporation immediately prior to filing this Certificate is Knology of Florida, Inc.

V.

The name of the Limited Liability Company as set forth in the Certificate of Formation is Knology of Florida, LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion on this 16th day of September, 2009.

/s/ Chad S. Wachter
Chad S. Wachter, Authorized Person

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CERTIFICATE OF FORMATION

OF

KNOLOGY OF FLORIDA, LLC

The undersigned, an authorized person, hereby certifies that:

FIRST: The name of the limited liability company is Knology of Florida, LLC (hereinafter, the “Limited Liability Company”).

SECOND: The address of the registered office of the Limited Liability Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.  The name of the registered agent of the Limited Liability Company at such address is Corporation Service Company.

Executed on September 16, 2009.

/s/ Chad S. Wachter
Chad S. Wachter, Authorized Person

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